                  GENENCOR INTERNATIONAL, INC. AND SUBSIDIARIES

                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



         Entity                                        State/Country of Incorporation
         ------                                        ------------------------------
Genencor International,
Asia Pacific Pte Ltd.                                             Singapore

Genencor International, B.V.                                     Netherlands

Genencor International, B.V.B.A.                                   Belgium

Genencor International France S.A.R.L.                              France

Genencor International Indiana, Inc.                               Delaware

Genencor International Japan, Ltd.                                 Delaware


Genencor International Oy                                          Finland

Genencor International Vertriebs GmbH                              Germany

Genencor  Latin America,  S.R.L.  and Genencor
International Argentina, S.R.L.                                   Argentina

Genencor Luxembourg  S.A.R.L.                                     Luxembourg

Genencor Mauritius, Ltd.                                          Mauritius

Genencor International,                                            Delaware
Singapore, Inc.                                           (registered in Singapore)

Genencor (WUXI) Bio-Products, Ltd.                                   PRC